AGREEMENT AND PLAN OF REORGANIZATION



     THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made as of this 13th day of June, 2005, between Pioneer Growth Leaders Fund, formerly known as Pioneer Papp Stock Fund (the "Acquiring Fund"), and Pioneer Strategic Growth Fund, formerly known as Pioneer Papp Strategic Growth Fund (the "Acquired Fund"), each a series of Pioneer Series Trust II (the "Trust"), a statutory trust organized under the laws of the State of Delaware with its principal place of business at 60 State Street, Boston, Massachusetts 02109.

     This Agreement is intended to be and is adopted as a plan of reorganization within the meaning of Section 368(a)(1)(C) of the United States Internal Revenue Code of 1986, as amended (the "Code"). The reorganization (the "Reorganization") will consist of (a) the transfer of all of the assets of the Acquired Fund to the Acquiring Fund solely in exchange for (i) the issuance of Class A, Class B and Class C shares of beneficial interest of the Acquiring Fund (collectively, the "Acquiring Fund Shares" and each, an "Acquiring Fund Share") to the Acquired Fund, and (ii) the assumption by the Acquiring Fund of all of the liabilities of the Acquired Fund (the "Assumed Liabilities"), on the closing date set forth below (the "Closing Date"), and (b) the distribution by the Acquired Fund, on the Closing Date, or as soon thereafter as practicable, of the Acquiring Fund Shares to the shareholders of the Acquired Fund in liquidation and termination of the Acquired Fund, all upon the terms and conditions hereinafter set forth in this Agreement.

     WHEREAS, the Acquiring Fund and the Acquired Fund are each series of the same registered investment company classified as a management company of the open-end type, and the Acquired Fund owns securities that generally are assets of the character in which the Acquiring Fund is permitted to invest;

     WHEREAS, the Acquiring Fund is authorized to issue shares of beneficial interest;

     WHEREAS, the Board of Trustees of the Acquiring Fund has determined that the exchange of all of the assets of the Acquired Fund for Acquiring Fund Shares and the assumption of the Assumed Liabilities of the Acquired Fund by the Acquiring Fund are in the best interests of the Acquiring Fund shareholders;

     WHEREAS, the Board of Trustees of the Acquired Fund has determined that the exchange of all of the assets of the Acquired Fund for Acquiring Fund Shares and the assumption of the Assumed Liabilities of the Acquired Fund by the Acquiring Fund are in the best interests of the Acquired Fund shareholders.

     NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1. TRANSFER OF ASSETS OF THE ACQUIRED FUND IN EXCHANGE FOR THE ACQUIRING FUND SHARES AND ASSUMPTION OF THE ASSUMED LIABILITIES AND LIQUIDATION AND TERMINATION OF THE ACQUIRED FUND

     1.1 Subject to the terms and conditions set forth in this Agreement and on the basis of the representations and warranties contained in this Agreement, the Acquired Fund agrees to transfer its assets as set forth in paragraph 1.2 to the Acquiring Fund free and clear of all liens and encumbrances (other than those arising under the Securities Act of 1933, as amended (the "Securities Act"), liens for taxes not yet due and payable or being contested in good faith and contractual restrictions on the transfer of the acquired assets), and the Acquiring Fund agrees in exchange therefor: (a) to issue to the Acquired Fund the number of Acquiring Fund Shares of each Class, including fractional Acquiring Fund Shares, determined (to at least two decimal places) by dividing the value of the Acquired Fund's net assets attributable to a Class of shares and transferred to the Acquiring Fund, computed in the manner and as of the time and date set forth in paragraph 2.1, by the net asset value (the "NAV") of one Acquiring Fund Share of the applicable Class, computed in the manner and as of the time and date set forth in paragraph 2.2; and (b) to assume the Assumed Liabilities, as set forth in paragraph 1.3. Such transactions shall take place at the closing provided for in paragraph 3.1 (the "Closing").

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     1.2 (a) The assets of the Acquired Fund to be acquired by the Acquiring
Fund shall consist of all of the Acquired Fund's property, including, without limitation, all portfolio securities and instruments, dividends and interest receivables, cash, goodwill, contractual rights of the Acquired Fund all other intangible property owned by the Acquired Fund and originals or copies of all books and records of the Acquired Fund.

         (b) The Acquired Fund has provided the Acquiring Fund with a list of all of the Acquired Fund's securities and other assets as of the date of this Agreement. The Acquired Fund reserves the right to sell any of these securities (except to the extent sales may be limited by representations of the Acquired Fund made in connection with the issuance of the tax opinion provided for in paragraph 9.5 hereof) but will not, without the prior approval of the Acquiring Fund, acquire any additional securities other than securities of the type in which the Acquiring Fund is permitted to invest and shall not acquire, without the consent of the Acquiring Fund, any securities that are valued at "fair value" under the valuation procedures of either the Acquired Fund or the Acquiring Fund.

     1.3 The Acquired Fund will endeavor to discharge all the Acquired Fund's known liabilities and obligations that are or will become due prior to the Closing Date. The Acquired Fund shall prepare an unaudited statement of assets and liabilities (the "Closing Statement"), as of the Valuation Date (as defined in paragraph 2.1), in accordance with GAAP consistently applied from the prior audited period, including a calculation of the net assets of the Acquired Fund as of the close of business on the Closing Date. The Acquiring Fund shall assume the Assumed Liabilities.

     1.4 On the Closing Date or as soon thereafter as is practicable, the Acquired Fund shall liquidate and distribute pro rata to the Acquired Fund's shareholders of record determined as of the close of business on the Closing Date (the "Acquired Fund Shareholders") the Acquiring Fund Shares it receives pursuant to paragraph 1.1. Such liquidation and distribution will be accomplished by the Acquired Fund instructing the Acquiring Fund to transfer the Acquiring Fund Shares then credited to the account of the Acquired Fund on the books of the Acquiring Fund to open accounts on the share records of the Acquiring Fund in the names of the Acquired Fund Shareholders (as provided to the Acquiring Fund by the Acquired Fund) and representing the respective pro rata number of the Acquiring Fund Shares due such shareholders. The Acquired Fund shall promptly provide the Acquiring Fund with evidence of such liquidation and distribution. All issued and outstanding shares of the Acquired Fund will simultaneously be cancelled on the books of the Acquired Fund, although share certificates representing interests in the Acquired Fund will represent a number of Acquiring Fund Shares after the Closing Date as determined in accordance with paragraph 1.1. The Acquiring Fund shall not issue certificates representing the Acquiring Fund Shares in connection with such exchange.

     1.5 Ownership of Acquiring Fund Shares will be shown on the books of the Acquiring Fund's transfer agent. The Acquired Fund Shareholders holding certificates representing their ownership of shares of beneficial interest of the Acquired Fund shall be entitled to surrender such certificates to the transfer agent for the Acquiring Fund or deliver to the transfer agent for the Acquiring Fund an affidavit with respect to lost certificates in such form and accompanied by such surety bonds as the Acquired Fund may require, to Pioneer Investment Management Shareholder Services, Inc. prior to the Closing Date. Any Acquired Fund Share certificate which remains outstanding on the Closing Date shall be deemed to be cancelled, shall no longer evidence ownership of shares of beneficial interest of the Acquired Fund.

     1.6 Any transfer taxes payable upon issuance of the Acquiring Fund Shares in a name other than the registered holder of the Acquired Fund shares on the books of the Acquired Fund as of the time of issuance shall, as a condition of such issuance and transfer, be paid by the person to whom such Acquiring Fund Shares are to be issued and transferred.

     1.7 Any reporting responsibility of the Acquired Fund with respect to the Acquired Fund is and shall remain the responsibility of the Acquired Fund up to and including the Closing Date and such later date on which the Acquired Fund is terminated.

     1.8 The Acquired Fund shall, following the Closing Date and the making of all distributions pursuant to paragraph 1.4, be terminated under the laws of the State of Delaware and in accordance with the Declaration of Trust and By-Laws of the Acquired Fund.

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2.   VALUATION

     2.1 The value of the assets of the Acquired Fund to be acquired by the Acquiring Fund hereunder shall be the value of such assets computed as of the close of regular trading on the New York Stock Exchange, Inc. on the Closing Date (such time and date being hereinafter called the "Valuation Date"), using the valuation procedures set forth in the prospectus or statement of additional information of the Acquired Fund as in effect on the date hereof.

     2.2 The NAV of the Acquiring Fund Shares shall be calculated in accordance with the valuation procedures described in paragraph 2.1.

     2.3 All computations of value shall be made by Pioneer Investment Management, Inc., or its agent, in accordance with its regular practice as pricing agent for the Acquired Fund.

3.   CLOSING AND CLOSING DATE

     3.1 The Closing Date shall be September 16, 2005, or such later date as the parties may agree to in writing. All acts taking place at the Closing shall be deemed to take place simultaneously as of the close of business on the Closing Date unless otherwise provided. The Closing shall be held as of 5:00 p.m. (Eastern time) at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, or at such other time and/or place as the parties may agree.

     3.2 Portfolio securities shall be presented by the Acquired Fund to Brown Brothers Harriman & Co. ("BBH") as custodian for the Acquiring Fund for examination no later than three business days preceding the Valuation Date. The Acquiring Fund may, in its sole discretion, reject any securities if it reasonably believes that the ownership of such securities by the Acquired Fund or the acquisition of such securities by the Acquiring Fund would violate the investment policies and restrictions of the Acquired Fund and the Acquiring Fund. The portfolio securities, cash and due bills shall be delivered by the Acquired Fund to BBH as custodian for the Acquiring Fund for the account of the Acquiring Fund at the Closing duly endorsed in proper form for transfer in such condition as to constitute good delivery thereof in accordance with the custom of brokers. The cash shall be delivered by wire in federal funds to an account of the Acquiring Fund specified by the Acquiring Fund.

     3.3 BBH, custodian for the Acquired Fund, shall deliver at or as soon as possible after the Closing a certificate of an authorized officer stating that:
(a) the Acquired Fund's assets have been delivered in proper form to the Acquiring Fund on the Closing Date and (b) all necessary transfer taxes including all applicable federal and state stock transfer stamps, if any, have been paid, or provision for payment shall have been made, in conjunction with the delivery of portfolio securities.

     3.4 In the event that on the Valuation Date (a) the primary trading market for portfolio securities of the Acquired Fund shall be closed to trading or trading thereon shall be restricted or (b) trading or the reporting of trading on such market shall be disrupted so that accurate calculation based upon available market prices of the value of the net assets of the parties hereto is impracticable, the Closing Date shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored, provided that unless the parties otherwise agree, if the transactions contemplated by this Agreement shall not have occurred on or prior to December 31, 2005, each party's obligations under this Agreement shall terminate without liability to the other party, except for any liability that may arise out of a party's breach of its obligations under this Agreement prior to such termination.

     3.5 The Acquired Fund shall deliver to the Acquiring Fund at the Closing (or, if not reasonably available at the Closing, as soon as practicable thereafter) a list of the names, addresses, taxpayer identification numbers and backup withholding and nonresident alien withholding status of the Acquired Fund Shareholders and the number and percentage ownership of outstanding shares owned by each such shareholder immediately prior to the Closing, certified by the President, Executive Vice President or Treasurer of the Acquired Fund as being an accurate record of the information (i) provided by Acquired Fund Shareholders or (ii) derived from the Acquired Fund's records by such officers or one of the Acquired Fund's service providers.

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     3.6 The Acquiring Fund shall issue and deliver a confirmation evidencing the Acquiring Fund Shares to be credited to the Acquired Fund's account on the Closing Date to the Secretary of the Acquired Fund, or provide evidence satisfactory to the Acquired Fund that such Acquiring Fund Shares have been credited to the Acquired Fund's account on the books of the Acquiring Fund. At the Closing, each party shall deliver to the other such bills of sale, checks, assignments, share certificates, if any, receipts or other documents as such other party or its counsel may reasonably request.

4.   LIQUIDATION AND TERMINATION OF ACQUIRED FUND

     4.1 As soon as practicable after the Closing, the Acquired Fund shall liquidate the Acquired Fund and distribute pro rata to the Acquired Fund Shareholders the Acquiring Fund Shares received pursuant to paragraph 1.1. Such liquidation and distribution will be accomplished by the transfer of the Acquiring Fund Shares credited to the account of the Acquired Fund to open accounts on the share records in the names of Acquired Fund Shareholders as delivered to the Acquiring Fund prior to the Closing Date in accordance with paragraph 3.5 and representing the respective pro rata entitlement of each Acquired Fund Shareholder in the Acquiring Fund Shares of the corresponding Class held by the Acquired Fund Shareholder at the time of the Closing.

     4.2 In connection with such liquidating distributions, (a) the Acquiring Fund shall not deliver certificates representing its shares and (b) the share transfer books of the Acquired Fund shall be permanently closed as of the Closing Date and arrangements satisfactory to the Acquiring Fund, acting reasonably, shall be made to restrict the further transfer of the Acquired Fund's shares.

     4.3 As soon as practicable after the liquidation of the Acquired Fund, the Acquired Fund shall terminate its existence as a series of a statutory trust under the laws of the State of Delaware and in accordance with the Declaration of Trust and By-Laws of the Acquired Fund.

5.   REPRESENTATIONS AND WARRANTIES

     5.1 The Acquired Fund represents and warrants to the Acquiring Fund, which representations and warranties will be true and correct on the date hereof and on the Closing Date as though made on and as of the Closing Date, as follows:

        (a) The Acquired Fund is a series of the Trust, which is a statutory trust validly existing and in good standing under the laws of the State of Delaware and has the power to own all of its properties and assets and, subject to approval by the Acquired Fund Shareholders, to perform its obligations under this Agreement. The Acquired Fund is not required to qualify to do business in any jurisdiction in which it is not so qualified or where failure to qualify would not subject it to any material liability or disability. The Acquired Fund has all necessary federal, state and local authorizations to own all of its properties and assets and to carry on its business as now being conducted;

        (b) The Acquired Fund is a series of the Trust, which is a registered investment company classified as a management company of the open-end type, and the Trust's registration with the Securities and Exchange Commission (the "Commission") under the Investment Company Act of 1940 (the "Investment Company Act") is in full force and effect;

        (c) The Acquired Fund is not, and the execution, delivery and performance of this Agreement in respect of the Acquired Fund will not result, in a material violation of its Declaration of Trust or By-Laws or of any material agreement, indenture, instrument, contract, lease or other undertaking with respect to the Acquired Fund to which the Acquired Fund is a party or by which the Acquired Fund or its assets are bound;

        (d) Except as included in the calculation of NAV on the Valuation Date, the Acquired Fund has no material contracts or other commitments (other than this Agreement) with respect to the Acquired Fund which will be terminated with liability to either the Acquired Fund or to the Acquired Fund on or prior to the Closing Date;

        (e) No litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or to its knowledge threatened against the Acquired Fund or any of the Acquired Fund's properties or assets, except as previously disclosed in writing to, and acknowledged in writing by, the Acquiring Fund. The Acquired Fund is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects the Acquired Fund's business or the Acquired Fund's ability to consummate the transactions herein contemplated;

        (f) The statement of assets and liabilities of the Acquired Fund as of December 31, 2004 has been audited by Ernst & Young LLP, independent registered public accounting firm, and has been prepared in accordance with GAAP consistently applied and fairly reflects the financial condition of the Acquired Fund as of such date. Except for the Assumed Liabilities, the Acquired Fund will not have any known or contingent liabilities on the Closing Date;

        (g) Since December 31, 2004, except as disclosed on a schedule to this Agreement or specifically disclosed in the Acquired Fund's prospectus or statement of additional information as in effect on the date of this Agreement, there has not been any material adverse change in the Acquired Fund's financial condition, assets, liabilities, business or prospects, or any incurrence by the Acquired Fund of indebtedness, except for normal contractual obligations incurred in the ordinary course of business or in connection with the settlement of purchases and sales of portfolio securities. For the purposes of this subparagraph (g), a decline in NAV per share of the Acquired Fund arising out of its normal investment operations or a decline in net assets of the Acquired Fund as a result of redemptions shall not constitute a material adverse change;

        (h) For each taxable year of its operation, the Acquired Fund has met the requirements of Subchapter M of the Code for qualification and favorable tax treatment as a regulated investment company and will qualify as such as of the Closing Date with respect to its taxable year ending on the Closing Date. The Acquired Fund has not taken any action, or failed to take any action, which has caused or will cause the Acquired Fund to fail to qualify for such favorable tax treatment as a regulated investment company under the Code. The Acquired Fund has not been notified that any tax return or other filing of the Acquired Fund has been reviewed or audited by any federal, state, local or foreign taxing authority. As of the Closing Date:

              (A) The Acquired Fund shall have filed all federal, state and local tax returns required by law to be filed, including all information returns and payee statements, and all tax returns for foreign countries, provinces and other governing bodies that have jurisdiction to levy taxes upon;

              (B) The Acquired Fund shall have paid all taxes, interest, penalties, assessments and deficiencies which have become due or which have been claimed to be due or provision shall have been made for the payment thereof;

              (C) All tax returns filed or to be filed by the Acquired Fund shall constitute complete and accurate reports of the respective tax liabilities of the Acquired Fund or, in the case of information returns and payee statements, the amounts required to be reported accurately set forth all material items required to be included or reflected in such returns;

              (D) The Acquired Fund has not and will not have waived or extended any applicable statute of limitations relating to the assessment of federal, state, local or foreign taxes; and

              (E) The Acquired Fund has not been notified that any examinations of the federal, state, local or foreign tax returns of the Acquired Fund are currently in progress or threatened and no deficiencies have been asserted or assessed against the Acquired Fund as a result of any audit by the Internal Revenue Service or any state, local or foreign taxing authority, and no such deficiency has been proposed or threatened;

        (i) All issued and outstanding shares of the Acquired Fund are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable. To the Acquired Fund's knowledge, all of the issued and outstanding shares of the Acquired Fund will, at the time of Closing, be held of record by the persons and in the amounts set forth in the records of the transfer agent as provided in paragraph 3.5. The Acquired Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any shares of the Acquired Fund, nor is there outstanding any security convertible into any shares of the Acquired Fund;

        (j) At the Closing Date, the Acquired Fund will have good and marketable title to the assets to be transferred to the Acquiring Fund pursuant to paragraph 1.1 and full right, power and authority to sell, assign, transfer and deliver such assets hereunder, and, upon delivery and payment for such assets, the Acquiring Fund will acquire good and marketable title thereto, subject to no restrictions on the full transfer thereof, except such restrictions as might arise under the Securities Act, other than as disclosed in writing to, and acknowledged in writing by, the Acquiring Fund;

        (k) The Acquired Fund has the power and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of the Acquired Fund's Board of Trustees, and, subject to the approval of the Acquired Fund Shareholders, assuming due authorization, execution and delivery by the Acquiring Fund, this Agreement will constitute a valid and binding obligation of the Acquired Fund, enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles;

        (l) Any information furnished by the Acquired Fund for use in registration statements, proxy materials and any information necessary to compute the total return of the Acquired Fund shall be accurate and complete in all material respects and shall comply in all material respects with federal securities and other laws and regulations applicable thereto or the requirements of any form for which its use is intended;

        (m) The proxy statement to be included in the Acquiring Fund's Registration Statement on Form N-14 filed in connection with this Agreement (other than information therein that relates to Pioneer Investment Management, Inc., the Acquiring Fund or their affiliates) will, on the effective date of that Registration Statement and on the Closing Date, not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

        (n) Upon the effectiveness of the Registration Statement, no consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Acquired Fund of the transactions contemplated by this Agreement;

        (o) To the Acquired Fund's knowledge, all of the issued and outstanding shares of beneficial interest of the Acquired Fund have been offered for sale and sold in conformity with all applicable federal and state securities laws;

        (p) The Acquired Fund currently complies in all material respects with and since its organization has complied in all material respects with the requirements of, and the rules and regulations under, the Investment Company Act, the Securities Act, the Securities Exchange Act of 1934 (the "Exchange Act"), state "Blue Sky" laws and all other applicable federal and state laws or regulations. The Acquired Fund currently complies in all material respects with, and since its organization has complied in all material respects with, all investment objectives, policies, guidelines and restrictions and any compliance procedures established by the Trust with respect to the Acquired Fund. All advertising and sales material used by the Acquired Fund complies in all material respects with and has complied in all material respects with the applicable requirements of the Securities Act, the rules and regulations of the Commission, and, to the extent applicable, the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD") and any applicable state regulatory authority. All registration statements, prospectuses, reports, proxy materials or other filings required to be made or filed with the Commission, the NASD or any state securities authorities by the Acquired Fund have been duly filed and have been approved or declared effective, if such approval or declaration of effectiveness is required by law. Such registration statements, prospectuses, reports, proxy materials and other filings under the Securities Act, the Exchange Act and the Investment Company Act (i) are or were in compliance in all material respects with the requirements of all applicable statutes and the rules and regulations thereunder and (ii) do not or did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not false or misleading;

        (q) The Acquired Fund has previously provided to the Acquiring Fund (and will at the Closing provide an update through the Closing Date of such information) with data which supports a calculation of the

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Acquired Fund's total return and yield for all periods since the organization of the Acquired Fund. Such data has been prepared in accordance in all material respects with the requirements of the Investment Company Act and the regulations thereunder and the rules of the NASD;

        (r) The prospectus of the Acquired Fund dated May 1, 2005, and any amendments or supplements thereto, previously furnished to the Acquiring Fund, did not as of their dates or the dates of their distribution to the public contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading; and

        (s) The Acquired Fund Tax Representation Certificate to be delivered by the Acquired Fund to the Acquiring Fund and Wilmer Cutler Pickering Hale and Dorr LLP at the Closing pursuant to paragraph 8.4 (the "Acquired Fund Tax Representation Certificate") will not on the Closing Date contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading.

     5.2 The Acquiring Fund represents and warrants to the Acquired Fund, which representations and warranties will be true and correct on the date hereof and on the Closing Date as though made on and as of the Closing Date, as follows:

        (a) The Acquiring Fund is a series of the Trust, which is a statutory trust validly existing and in good standing under the laws of the State of Delaware and has the power to own all of its properties and assets and to perform its obligations under this Agreement. The Acquiring Fund is not required to qualify to do business in any jurisdiction in which it is not so qualified or where failure to qualify would not subject it to any material liability or disability. The Acquiring Fund has all necessary federal, state and local authorizations to own all of its properties and assets and to carry on its business as now being conducted;

        (b) The Acquiring Fund is a series of a registered investment company classified as a management company of the open-end type, and its registration with the Commission as an investment company under the Investment Company Act is in full force and effect;

        (c) The prospectus and statement of additional information of the Acquiring Fund included in the Acquiring Fund's registration statement that will be in effect on the Closing Date will conform in all material respects with the applicable requirements of the Securities Act and the Investment Company Act and the rules and regulations of the Commission thereunder and will not as of its date and as of the Closing Date contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

        (d) The Acquiring Fund is not, and its execution, delivery and performance of this Agreement will not result, in violation of its Agreement and Declaration of Trust or By-Laws or in material violation of any agreement, indenture, instrument, contract, lease or other undertaking with respect to the Acquiring Fund to which it is a party or by which it is bound;

        (e) No litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened against the Acquiring Fund or any of the Acquiring Fund's properties or assets, except as previously disclosed in writing to, and acknowledged in writing by, the Acquired Fund. The Acquiring Fund knows of no facts which might form the basis for the institution of such proceedings, and the Acquiring Fund is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects the Acquiring Fund's business or its ability to consummate the transactions contemplated herein;

        (f) The Acquiring Fund has the power and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action, if any, on the part of the Acquiring Fund's Board of Trustees, and, assuming due authorization, execution and delivery by the Acquired Fund, this Agreement will constitute a valid and binding obligation of the Acquiring Fund, enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles;

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        (g)   The Acquiring Fund Shares to be issued and delivered to the
Acquired Fund, for the account of the Acquired Fund Shareholders, pursuant to the terms of this Agreement, will at the Closing Date have been duly authorized and, when so issued and delivered, will be duly and validly issued Acquiring Fund Shares and will be fully paid and non-assessable; the Acquiring Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any Acquiring Fund Shares, nor is there outstanding any security convertible into any of the Acquiring Fund Shares;

        (h) The information to be furnished by the Acquiring Fund for use in proxy materials and other documents which may be necessary in connection with the transactions contemplated hereby shall be accurate and complete in all material respects and shall comply in all material respects with federal securities and other laws and regulations applicable thereto or the requirements of any form for which its use is intended;

        (i) For each taxable year of its operation, the Acquiring Fund has met the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company and has elected to be treated as such and will qualify as such as of the Closing Date. The Acquiring Fund has not taken any action which has caused or will cause the Acquiring Fund to fail to qualify as a regulated investment company under the Code. The Acquiring Fund has not been notified that any tax return or other filing of the Acquiring Fund has been reviewed or audited by any federal, state, local or foreign taxing authority. As of the Closing Date:

              (A) The Acquiring Fund shall have filed all federal, state and local tax returns required to be filed, including all information returns and payee statements, and all tax returns for foreign countries, provinces and other governing bodies that have jurisdiction to levy taxes upon it;

              (B) The Acquiring Fund shall have paid all taxes, interest, penalties, assessments and deficiencies which have become due or which have been claimed to be due or provision shall have been made for the payment thereof;

              (C) All tax returns filed or to be filed by the Acquiring Fund shall constitute complete and accurate reports of the respective tax liabilities of the Acquiring Fund or, in the case of information returns and payee statements, the amounts required to be reported accurately set forth all material items required to be included or reflected in such returns;

              (D) The Acquiring Fund has not and will not have waived or extended any applicable statute of limitations relating to the assessment of federal, state, local or foreign taxes; and

              (E) The Acquiring Fund has not been notified that any examinations of the federal, state, local or foreign tax returns of the Acquiring Fund are currently in progress or threatened and no deficiencies have been asserted or assessed against the Acquiring Fund as a result of any audit by the Internal Revenue Service or any state, local or foreign taxing authority, and no such deficiency has been proposed or threatened;

        (j) Immediately prior to the Closing, the Acquiring Fund will be in compliance in all material respects with all applicable laws, rules and regulations, including, without limitation, the Investment Company Act, the Securities Act, the Exchange Act and all applicable state securities laws. Immediately prior to the Closing, the Acquiring Fund will be in compliance in all material respects with the applicable investment policies and restrictions set forth in its registration statement currently in effect and will have calculated its NAV in accordance with the Acquiring Fund's registration statement;

        (k) The Acquiring Fund Shares to be issued pursuant to this Agreement shall on the Closing Date be duly registered under the Securities Act by a Registration Statement on Form N-14 of the Acquiring Fund then in effect and qualified for sale under the applicable state securities laws;

        (l) The Acquiring Fund Shares to be issued pursuant to this Agreement are duly authorized and on the Closing Date will be validly issued and fully paid and non-assessable and will conform in all material respects to the description thereof contained in the Acquiring Fund's Registration Statement on Form N-14. On the Closing Date, the Acquiring Fund shall not, except as provided herein, have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any person could acquire Acquiring Fund Shares; and

        (m) The Acquiring Fund Tax Representation Certificate to be delivered by the Acquiring Fund to the Acquired Fund and Wilmer Cutler Pickering Hale and Dorr LLP at Closing pursuant to paragraph 7.3 (the "Acquiring Fund Tax Representation Certificate") will not on the Closing Date contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading.

6.   COVENANTS OF EACH OF THE PARTIES

     6.1 The Acquired Fund will operate its business in the ordinary course between the date hereof and the Closing Date. It is understood that such ordinary course of business will include the declaration and payment of customary dividends and distributions and any other dividends and distributions necessary or advisable (except to the extent distributions that are not customary may be limited by representations made in connection with the issuance of the tax opinion described in paragraph 9.5 hereof), in each case payable either in cash or in additional shares.

     6.2 The Acquired Fund will call a meeting of the Acquired Fund Shareholders to consider and act upon the matters set forth in the proxy statement. Each of the Acquired Fund and the Acquiring Fund will use reasonable efforts to promptly prepare and file with the Commission a Registration Statement on Form N-14 relating to the transactions contemplated by this Agreement.

     6.3 The Acquired Fund covenants that the Acquiring Fund Shares to be issued hereunder are not being acquired for the purpose of making any distribution thereof other than in accordance with the terms of this Agreement.

     6.4 The Acquired Fund will assist the Acquiring Fund in obtaining such information as the Acquiring Fund reasonably requests concerning the beneficial ownership of the Acquired Fund's shares.

     6.5 Subject to the provisions of this Agreement, each of the Acquired Fund and the Acquiring Fund will take, or cause to be taken, all actions, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

     6.6 The Acquired Fund shall furnish to the Acquiring Fund on the Closing Date the Closing Statement, which statement shall be prepared in accordance with GAAP consistently applied and shall be certified by the Acquired Fund's Treasurer or Assistant Treasurer. As promptly as practicable, but in any case within 90 days after the Closing Date, the Acquired Fund shall furnish to the Acquiring Fund, in such form as is reasonably satisfactory to the Acquiring Fund, a statement of the earnings and profits of the Acquired Fund for federal income tax purposes, and of any capital loss carryovers and other items that will be carried over to the Acquiring Fund as a result of Section 381 of the Code, and which statement will be certified by the Treasurer of the Acquired Fund.

     6.7 The Acquired Fund shall provide the Acquiring Fund with information reasonably necessary for the preparation of a prospectus, which will include the proxy statement, referred to in paragraph 5.1(m), all to be included in the Acquiring Fund's Registration Statement on Form N-14, in compliance with the Securities Act, the Exchange Act and the Investment Company Act in connection with the meeting of the Acquired Fund Shareholders to consider approval of this Agreement and the transactions contemplated herein.

     6.8 The Acquired Fund shall maintain errors and omissions insurance covering management of the Acquired Fund prior to and including the Closing Date.

     6.9 Neither the Acquired Fund not the Acquiring Fund shall take any action that is inconsistent with the representations set forth in, with respect to the Acquired Fund, the Acquired Fund Tax Representation Certificate, and with respect to the Acquiring Fund, the Acquiring Fund Tax Representation Certificate, to the extent such action would prevent the reorganization from qualifying as a "reorganization" under Section 368(a) of the Code.

7.   CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRED FUND

     The obligations of the Acquired Fund to consummate the transactions provided for herein shall be subject, at its election, to the performance by the Acquiring Fund of all of the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, the following further conditions, unless waived by the Acquired Fund in writing:

     7.1 All representations and warranties made in this Agreement by the Acquiring Fund shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date with the same force and effect as if made on and as of the Closing Date;

     7.2 The Acquiring Fund shall have delivered to the Acquired Fund a certificate executed in its name by its President, Executive Vice President, Treasurer or Assistant Treasurer, in form and substance reasonably satisfactory to the Acquired Fund and dated as of the Closing Date, to the effect that the representations and warranties made in this Agreement by the Acquiring Fund are true and correct in all material respects at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement; and

     7.3 The Acquiring Fund shall have delivered to the Acquired Fund and Wilmer Cutler Pickering Hale and Dorr LLP an Acquiring Fund Tax Representation Certificate, satisfactory to the Acquired Fund and Wilmer Cutler Pickering Hale and Dorr LLP, substantially in the form attached to this Agreement as Annex A, concerning certain tax-related maters with respect to the Acquiring Fund.

8.   CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING FUND

     The obligations of the Acquiring Fund to consummate the transactions provided for herein shall be subject, at its election, to the performance by the Acquired Fund of all of the its obligations hereunder on or before the Closing Date and, in addition thereto, the following further conditions:

     8.1 All representations and warranties made in this Agreement by the Acquired Fund shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date with the same force and effect as if made on and as of the Closing Date;

     8.2 The Acquired Fund shall have delivered to the Acquiring Fund a statement of the Acquired Fund's assets and liabilities showing the federal tax bases and holding periods as of the Closing Date, certified by the Acquired Fund's Treasurer or Assistant Treasurer;

     8.3 The Acquired Fund shall have delivered to the Acquiring Fund on the Closing Date a certificate executed in its name by its President, Executive Vice President, Treasurer or Assistant Treasurer, in form and substance reasonably satisfactory to the Acquiring Fund and dated as of the Closing Date, to the effect that the representations and warranties made in this Agreement are true and correct in all material respects at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement; and

     8.4 The Acquired Fund shall have delivered to the Acquiring Fund and Wilmer Cutler Pickering Hale and Dorr LLP an Acquired Fund Tax Representation Certificate, satisfactory to the Acquiring Fund and Wilmer Cutler Pickering Hale and Dorr LLP, substantially in the form attached to this Agreement as Annex B, concerning certain tax-related matters with respect to the Acquired Fund.

9.   FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH OF THE
     PARTIES

     If any of the conditions set forth below do not exist on or before the Closing Date with respect to either party hereto, the other party to this Agreement shall, at its option, not be required to consummate the transactions contemplated by this Agreement:

     9.1 This Agreement and the transactions contemplated herein shall have been approved by the requisite vote of the holders of the outstanding shares of the Acquired Fund in accordance with the provisions of each of the Acquired Fund's Declaration of Trust and By-Laws, and certified copies of the votes evidencing such approval shall have been delivered to the Acquiring Fund. Notwithstanding anything herein to the contrary, neither party hereto may waive the conditions set forth in this paragraph 9.1;

     9.2 On the Closing Date, no action, suit or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein;

     9.3 All consents of other parties and all other consents, orders and permits of federal, state and local regulatory authorities (including those of the Commission and of state Blue Sky and securities authorities) deemed necessary by either party hereto to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of either party hereto, provided that either party may for itself waive any of such conditions;

     9.4 The Acquiring Fund's Registration Statement on Form N-14 shall have become effective under the Securities Act and no stop orders suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the Securities Act;

     9.5 The parties shall have received a favorable opinion of Wilmer Cutler Pickering Hale and Dorr LLP, addressed to the Acquiring Fund and the Acquired Fund and satisfactory to the Acquiring Fund and the Acquired Fund, substantially to the effect that for federal income tax purposes, on the basis of the facts, representations and assumptions set forth in such opinion, the acquisition by the Acquiring Fund of all of the assets of the Acquired Fund solely in exchange for the issuance of Acquiring Fund Shares to the Acquired Fund and the assumption of all of the Assumed Liabilities by the Acquiring Fund, followed by the distribution by the Acquired Fund, in liquidation of the Acquired Fund, of Acquiring Fund Shares to the Acquired Fund Shareholders in exchange for their Acquired Fund shares of beneficial interest and the termination of the Acquired Fund, will constitute a reorganization within the meaning of Section 368(a) of the Code. Notwithstanding anything herein to the contrary, neither Acquiring Fund nor Acquired Fund may waive the conditions set forth in this paragraph 9.5; and

     9.6 The Acquired Fund shall have distributed to its shareholders, in a distribution or distributions qualifying for the deduction for dividends paid under Section 561 of the Code, all of its investment company taxable income (as defined in Section 852(b)(2) of the Code determined without regard to Section 852(b)(2)(D) of the Code) for its taxable year ending on the Closing Date, all of the excess of (i) its interest income excludable from gross income under
Section 103(a) of the Code over (ii) its deductions disallowed under Sections 265 and 171(a)(2) of the Code for its taxable year ending on the Closing Date, and all of its net capital gain (as such term is used in Sections 852(b)(3)(A) and (C) of the Code), after reduction by any available capital loss carryforward, for its taxable year ending on the Closing Date.

10.  BROKERAGE FEES AND EXPENSES

     10.1 Each party hereto represents and warrants to the other party hereto that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

     10.2 Each party shall pay all of its own expenses incurred in connection with the transactions contemplated by this Agreement, except that Pioneer Investment Management, Inc. will bear 50% of the costs of the preparation, printing, and mailing of the proxy statement and the costs of any solicitation, and each party shall share equally in the remaining portion of such expenses.

11.  ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES

     11.1 The parties hereto agree that no party has made any representation, warranty or covenant not set forth herein or referred to in paragraph 9.6 hereof and that this Agreement constitutes the entire agreement between the parties.

     11.2 The representations, warranties and covenants contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall survive the consummation of the transactions contemplated hereunder.

12.  TERMINATION

     12.1 This Agreement may be terminated at any time prior to the Closing Date by: (a) the mutual agreement of the Acquired Fund and the Acquiring Fund;
(b) any party in the event that the other party hereto shall breach any material representation, warranty or agreement contained herein to be performed at or prior to the Closing Date and has not cured such breach within 10 days of notice thereof; or (c) a condition herein expressed to be precedent to the obligations of the terminating party has not been met and it reasonably appears that it will not or cannot be met.

     12.2 In the event of any such termination, there shall be no liability for damages on the part of any party hereto or their respective Trustees or officers to the other party, but each shall bear the expenses incurred by it incidental to the preparation and carrying out of this Agreement.

13.  AMENDMENTS

     This Agreement may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the authorized officers of the Acquired Fund and the Acquiring Fund; provided, however, that following the meeting of the Acquired Fund Shareholders called by the Acquired Fund pursuant to paragraph 6.2 of this Agreement, no such amendment may have the effect of changing the provisions for determining the number of the Acquiring Fund Shares to be issued to the Acquired Fund Shareholders under this Agreement to the detriment of the Acquired Fund Shareholders without their further approval.

14.  NOTICES

     Any notice, report, statement or demand required or permitted by any provision of this Agreement shall be in writing and shall be given by prepaid telegraph, telecopy or certified mail addressed to the Acquired Fund and the Acquiring Fund at 60 State Street, Boston, Massachusetts 02109.

15.  HEADINGS; COUNTERPARTS; GOVERNING LAW; ASSIGNMENT; LIMITATION OF
     LIABILITY

     15.1 The article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     15.2 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

     15.3 This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

     15.4 This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by either party without the written consent of the other party hereto. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm, corporation or other entity, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

     15.5 It is expressly agreed that the obligations of the Acquiring Fund and the Acquired Fund shall not be binding upon any of their respective Trustees, shareholders, nominees, officers, agents or employees personally, but bind only the property of the Acquiring Fund or the Acquired Fund, as the case may be, as provided in the Declaration of Trust of the Acquiring Fund and the Acquired Fund, respectively. The execution and delivery of this Agreement have been authorized by the Acquired Trustees of each of the Acquiring Fund and the Acquired Fund and this Agreement has been executed by authorized officers of the Acquiring Fund and the Acquired Fund acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officers shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the property of the Acquiring Fund and the Acquired Fund, as the case may be, as provided in the Declaration of Trust of the Acquiring Fund and the Acquired Fund, respectively.


                  [Remainder of page left blank intentionally.]

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its President or Vice President and attested by its Secretary or Assistant Secretary.

Attest:                                     Pioneer Series Trust II,
                                                on behalf of its series
                                            Pioneer Growth Leaders Fund




By:  /s/ Dorothy E. Bourassa                By:  /s/ Osbert M. Hood
     -----------------------                     ------------------
Name:    Dorothy E. Bourassa                Name:    Osbert M. Hood
Title:   Secretary                          Title:   Executive Vice President


Attest:                                     Pioneer Series Trust II,
                                              on behalf of its series
                                            Pioneer Strategic Growth Fund



By:  /s/ Dorothy E. Bourassa                By:  /s/ Osbert M. Hood
     -------------------------------             ------------------
Name:    Dorothy E. Bourassa                Name:    Osbert M. Hood
Title:   Secretary                          Title:   Executive Vice President

                                     ANNEX A
                                     -------

                        TAX REPRESENTATION CERTIFICATE OF

                           PIONEER GROWTH LEADERS FUND

     This certificate is being delivered in connection with the transaction to be effected pursuant to the Agreement and Plan of Reorganization (the "Agreement") made as of June 13, 2005 between Pioneer Growth Leaders Fund ("Acquiring Fund"), and Pioneer Strategic Growth Fund ("Acquired Fund"), each a series of the Pioneer Series Trust II (the "Trust"). Pursuant to the Agreement, Acquiring Fund will acquire all of the assets of Acquired Fund in exchange solely for (i) the assumption by Acquiring Fund of all of the liabilities of Acquired Fund (the "Acquired Fund Liabilities") and (ii) the issuance of Class A shares, Class B shares, and Class C shares of beneficial interest of Acquiring Fund (the "Acquiring Fund Shares") to Acquired Fund, followed by the distribution by Acquired Fund, in liquidation of Acquired Fund, of the Acquiring Fund Shares to the shareholders of Acquired Fund and the termination of Acquired Fund (the foregoing together constituting the "transaction").

     The undersigned officer of the Trust, after consulting with its counsel, auditors and tax advisers regarding the meaning of and factual support for the following representations, on behalf of Acquiring Fund, hereby certifies and represents that the following statements are true, complete and correct and will be true, complete and correct on the date of the transaction and thereafter as relevant. Unless otherwise indicated, all capitalized terms used but not defined herein shall have the meaning ascribed to them in the Agreement.

1. Acquiring Fund is a series of the Trust, a statutory trust established under the laws of the State of Delaware, and Acquiring Fund is, and has been at all times, treated as a separate corporation for federal tax purposes.

2. Neither Acquiring Fund nor any person "related" to Acquiring Fund (as defined in Treasury Regulation Section 1.368-1(e)(3)), nor any partnership of which Acquiring Fund or any such related person is a partner, has any plan or intention to redeem or otherwise acquire any of the Acquiring Fund Shares received by shareholders of Acquired Fund in the transaction except in the ordinary course of Acquiring Fund's business in connection with its legal obligation under Section 22(e) of the Investment Company Act of 1940, as amended (the "1940 Act"), as a series of a registered open-end investment company to redeem its own shares.

3. After the transaction, Acquiring Fund will continue the historic business (as defined in Treasury Regulation Section 1.368-1(d)(2)) of Acquired Fund or will use a significant portion of the historic business assets (as defined in Treasury Regulation Section 1.368-1(d)(3)) acquired from Acquired Fund in a business.

4. Acquiring Fund has no plan or intention to sell or otherwise dispose of any assets of Acquired Fund acquired in the transaction, except for dispositions made in the ordinary course of its business or to maintain its qualification as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code").

5. Any expenses of Acquired Fund incurred in connection with the transaction which are paid or assumed by Acquiring Fund will be expenses of Acquired Fund solely and directly related to the transaction in accordance with Rev. Rul. 73-54, 1973-1 C.B. 187. Acquiring Fund will not pay or assume the expenses, if any, of Acquired Fund shareholders in connection with the transaction.

6. There is no, and never has been any, indebtedness between Acquiring Fund and Acquired Fund.

7. Acquiring Fund has properly elected to be treated as a regulated investment company under Subchapter M of the Code, has qualified for the special tax treatment afforded regulated investment companies under the Code for each taxable year since inception, qualifies for such treatment as of the date of the Closing, and intends to qualify for such treatment after the transaction.

8. Acquiring Fund meets the requirements of an "investment company" as defined in Section 368(a)(2)(F) of the Code.

9. Acquiring Fund is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

10. Acquiring Fund does not now own and has never owned, directly or indirectly, any shares of Acquired Fund.

11. As of the date of the transaction, the fair market value of the Acquiring Fund Shares issued to Acquired Fund in the transaction will be approximately equal to the fair market value of the assets of Acquired Fund received by Acquiring Fund, minus the Acquired Fund Liabilities assumed by Acquiring Fund. Acquiring Fund will not furnish any consideration in connection with the acquisition of Acquired Fund's assets other than the assumption of such Acquired Fund Liabilities and the issuance of such Acquiring Fund Shares.

12. Acquired Fund shareholders will not be in control (within the meaning of Sections 368(a)(2)(H)(i) and 304(c)(1) of the Code, which generally provide that control means the ownership of shares possessing at least 50% of the total combined voting power of all classes of stock that are entitled to vote or at least 50% of the total value of shares of all classes of stock) of Acquiring Fund after the transaction.

13. The transaction is being undertaken for valid and substantial business purposes, including capitalizing on potential economies of scale in expenses, including the costs of accounting, legal, transfer agency, insurance, custodial, and administrative services, and increasing diversification.

14. No Acquired Fund shareholder is acting as agent for Acquiring Fund in connection with the transaction or approval thereof. Acquiring Fund will not reimburse any Acquired Fund shareholder for Acquired Fund shares such shareholder may have purchased or for other obligations such shareholder may have incurred.

     The undersigned officer of the Trust is authorized to make all of the representations set forth herein, and the undersigned is authorized to execute this certificate on behalf of Acquiring Fund. The undersigned recognizes that Wilmer Cutler Pickering Hale and Dorr LLP will rely upon the foregoing representations in evaluating the United States federal income tax consequences of the transaction and rendering its opinion pursuant to Section 9.5 of the Agreement. If, prior to the date of the transaction, any of the representations set forth herein ceases to be accurate, the undersigned agrees to deliver immediately to Wilmer Cutler Pickering Hale and Dorr LLP a written notice to that effect.


                                   Pioneer Series Trust II,
                                     on behalf of its series
                                   Pioneer Growth Leaders Fund

                                   By:
                                            -----------------------------------
                                   Name:
                                            -----------------------------------
                                   Title:
                                            -----------------------------------

Dated: September 16, 2005

                                     ANNEX B
                                     -------

                        TAX REPRESENTATION CERTIFICATE OF

                          PIONEER STRATEGIC GROWTH FUND

     This certificate is being delivered in connection with the transaction to be effective pursuant to the Agreement and Plan of Reorganization (the "Agreement") made as of June 13, 2005 between Pioneer Growth Leaders Fund ("Acquiring Fund"), and Pioneer Strategic Growth Fund ("Acquired Fund"), each a series of the Pioneer Series Trust II (the "Trust"). Pursuant to the Agreement, Acquiring Fund will acquire all of the assets of Acquired Fund in exchange solely for (i) the assumption by Acquiring Fund of all of the liabilities of Acquired Fund (the "Acquired Fund Liabilities") and (ii) the issuance of Class A shares, Class B shares, and Class C shares of beneficial interest of Acquiring Fund (the "Acquiring Fund Shares") to Acquired Fund, followed by the distribution by Acquired Fund, in liquidation of Acquired Fund, of the Acquiring Fund Shares to the shareholders of Acquired Fund and the termination of Acquired Fund (the foregoing together constituting the "transaction").

     The undersigned officer of the Trust, after consulting with its counsel, auditors and tax advisers regarding the meaning of and factual support for the following representations, on behalf of Acquired Fund, hereby certifies and represents that the following statements are true, complete and correct and will be true, complete and correct on the date of the transaction and thereafter as relevant. Unless otherwise indicated, all capitalized terms used but not defined herein shall have the meaning ascribed to them in the Agreement.

   1. Acquired Fund is a series of the Trust, a statutory trust established under the laws of the State of Delaware, and Acquired Fund is, and has been at all times, treated as a separate corporation for federal income tax purposes.

   2. As of the date of the transaction, the fair market value of the Acquiring Fund Shares received by each shareholder that holds shares of Acquired Fund (the "Acquired Fund Shares") will be approximately equal to the fair market value of the Acquired Fund Shares with respect to which such Acquiring Fund Shares are received, and the aggregate consideration received by Acquired Fund shareholders in exchange for their Acquired Fund Shares will be approximately equal to the fair market value of all of the outstanding Acquired Fund Shares immediately prior to the transaction. No property other than Acquiring Fund Shares will be distributed to shareholders of Acquired Fund in exchange for their Acquired Fund Shares, nor will any such shareholder receive cash or other property as part of the transaction.

   3. Neither Acquired Fund nor any person "related" to Acquired Fund (as defined in Treasury Regulation Section 1.368-1(e)(3)), nor any partnership in which the Acquired Fund or any such related person is a partner, has redeemed, acquired or otherwise made any distributions with respect to any shares of Acquired Fund as part of the transaction, or otherwise pursuant to a plan of which the transaction is a part, other than redemptions and distributions made in the ordinary course of Acquired Fund's business as a series of an open-end regulated investment company. There is no plan or intention on the part of any shareholder of Acquired Fund that owns beneficially 5% or more of the Acquired Fund Shares and, to the best knowledge of management of Acquired Fund, there is no plan or intention on the part of the remaining shareholders of Acquired Fund to engage in any transaction with Acquired Fund, Acquiring Fund, or any person treated as related to Acquired Fund or Acquiring Fund under Treasury Regulation Section 1.368-1(e)(3) or any partnership in which Acquired Fund, Acquiring Fund, or any person treated as related to Acquired Fund or Acquiring Fund under Treasury Regulation Section 1.368-1(e)(3) is a partner involving the sale, redemption or exchange of any of the Acquired Fund Shares or any of the Acquiring Fund Shares to be received in the transaction, as the case may be, other than in the ordinary course of Acquired Fund's business as a series of an open-end investment company.

   4. Acquired Fund assets transferred to Acquiring Fund will comprise at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Acquired Fund immediately prior to the transaction. For purposes of this representation, amounts used by Acquired Fund to pay expenses of the transaction and all redemptions and distributions (except for redemptions in the ordinary course of business upon demand of a shareholder that Acquired Fund is required to make as a series of an open-end investment company pursuant to
        Section 22(e) of the Investment Company Act of 1940, as amended, and regular, normal dividends) made by Acquired Fund immediately preceding the transaction are taken into account as assets of Acquired Fund held immediately prior to the transaction.

   5. As of the date of the transaction, the fair market value of the Acquiring Fund Shares issued to Acquired Fund in the transaction will be approximately equal to the fair market value of the assets of Acquired Fund received by Acquiring Fund, minus the Acquired Fund Liabilities assumed by Acquiring Fund. Acquired Fund will not receive any consideration from Acquiring Fund in connection with the acquisition of Acquired Fund's assets other than the assumption of such Acquired Fund Liabilities and the issuance of such Acquiring Fund Shares.

   6. The Acquired Fund Liabilities assumed by Acquiring Fund plus the liabilities, if any, to which the transferred assets are subject were incurred by Acquired Fund in the ordinary course of its business.

   7. As of the Closing Date, the fair market value of the Acquired Fund assets transferred to Acquiring Fund will equal or exceed the sum of the Acquired Fund Liabilities assumed by Acquiring Fund for purposes of Section 357(d) of the Internal Revenue Code of 1986, as amended (the "Code").

   8. Acquired Fund currently conducts its historic business within the meaning of Treasury Regulation Section 1.368-1(d)(2), which provides that, in general, a corporation's historic business is the business it has conducted most recently, but does not include a business that the corporation enters into as part of a plan of reorganization. The Acquired Fund assets transferred to Acquiring Fund will be Acquired Fund's historic business assets within the meaning of Treasury Regulation Section 1.368-1(d)(3), which provides that a corporation's historic business assets are the assets used in its historic business.

   9. Acquired Fund will distribute to its shareholders the Acquiring Fund Shares it receives pursuant to the transaction, and its other properties, if any, and will be liquidated promptly thereafter.

   10. The expenses of Acquired Fund incurred by it in connection with the transaction which are to be assumed by Acquiring Fund, if any, will be only such expenses that are solely and directly related to the transaction in accordance with Rev. Rul. 73-54, 1973-1 C.B. 187. Acquired Fund will not pay any expenses incurred by its shareholders in connection with the transaction.

   11. There is no, and never has been any, indebtedness between Acquiring Fund and Acquired Fund.

   12. Acquired Fund has properly elected to be treated as a regulated investment company under Subchapter M of the Code, has qualified for the special tax treatment afforded regulated investment companies under Subchapter M of the Code for each taxable year since inception, and qualifies for such treatment for its taxable year ending on the closing date of the transaction.

   13.  Acquired Fund meets the requirements of an "investment company" in
        Section 368(a)(2)(F) of the Code.

   14. Acquired Fund is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

   15. Acquired Fund shareholders will not be in control (within the meaning of Sections 368(a)(2)(H)(i) and 304(c)(1) of the Code, which generally provide that control means the ownership of shares possessing at least 50% of the total combined voting power of all classes of stock that are entitled to vote or at least 50% of the total value of shares of all classes of stock) of Acquiring Fund after the transaction.

   16. Acquired Fund shareholders will not have dissenters' or appraisal rights in the transaction.

   17. The transaction is being undertaken for valid and substantial business purposes, including capitalizing on potential economies of scale in expenses, including the costs of accounting, legal, transfer agency, insurance, custodial, and administrative services, and increasing diversification.

     The undersigned officer of the Trust is authorized to make all of the representations set forth herein, and the undersigned is authorized to execute this certificate on behalf of Acquired Fund. The undersigned recognizes that Wilmer Cutler Pickering Hale and Dorr LLP will rely upon the foregoing representations in evaluating the United States federal income tax consequences of the transaction and rendering its opinion pursuant to Section 9.5 of the Agreement. If, prior to the date of the transaction, any of the representations set forth herein ceases to be accurate, the undersigned agrees to deliver immediately to Wilmer Cutler Pickering Hale and Dorr LLP a written notice to that effect.


                                   Pioneer Series Trust II,
                                     on behalf of its series
                                   Pioneer Strategic Growth Fund


                                   By:
                                            -----------------------------------
                                   Name:
                                            -----------------------------------
                                   Title:
                                            -----------------------------------
Dated:  September 16, 2005